As filed with the Securities and Exchange Commission on November 13, 2008.

File No. 811-06342

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

Registration Statement Under the Investment Company Act of 1940

Amendment No. 9

ABERDEEN GLOBAL INCOME FUND, INC.

(Exact name of Registrant as Specified in Charter)

800 Scudders Mill Road

Plainsboro, New Jersey 08536

(Address of Principal Executive Offices)

Registrant’s telephone number, including Area Code: (866) 839-5233

Mr. Vincent Esposito

Aberdeen Asset Management Inc.

1735 Market Street, 37th Floor

Philadelphia, PA 19103

(Name and Address of Agent for Service)

Copies to:

Sander M. Bieber, Esq.

Dechert LLP

1775 I Street, NW

Washington, DC 20006

This amendment is being filed solely to file exhibits to this Registration Statement.

PART C

Registrant’s Amended and Restated By-Laws, adopted by the Registrant’s Board of Directors as of December 12, 2007, filed herewith as Exhibit (b)

Amendment to Administration Agreement between the Registrant and Aberdeen Asset Management Inc., dated November 1, 2007, filed herewith as Exhibit (k)(12)

Credit Agreement between the Registrant and the Bank of Nova Scotia, dated as of March 7, 2008, filed herewith as Exhibit (k)(13)

Amendment to Credit Agreement between the Registrant and the Bank of Nova Scotia, dated as of October 22, 2008, filed herewith as Exhibit (k)(14)

Form ADV, Non-Resident Investment Adviser Execution Page for Registrant’s Investment Adviser executed on April 8, 2008, filed herewith as Exhibit (m)(1)

Form ADV, Non-Resident Investment Adviser Execution Page for Registrant’s Investment Manager executed on November 5, 2008, filed herewith as Exhibit (m)(2)

Sarbanes-Oxley Code of Ethics for Registrant, dated December 9, 2004, filed herewith as Exhibit (r)(2)

Code of Ethics for Investment Manager and Investment Adviser, as of January 1, 2008, filed herewith as Exhibit (r)(3)

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 9 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on the 13th day of November, 2008.

*
Vincent Esposito
President

By:	/s/ Victoria M. Szybillo
Victoria M. Szybillo
as Attorney-in-Fact for Vincent Esposito

* Pursuant to a power of attorney filed herewith.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Director or Officer constitutes and appoints Jennifer Nichols, Lucia Sitar, Sander M. Bieber, David J. Harris, David M. Geffen, Brian S. Vargo, Victoria M. Szybillo, and Karl Paulson Egbert, and each of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place, and stead, in any and all capacities, to sign any and all registration statements, exemptive applications, no-action letter requests and other regulatory filings made applicable to ABERDEEN GLOBAL INCOME FUND, INC. (the “Fund”), and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have duly executed this Power of Attorney on the date indicated below.

Name	Title	Date

/s/ Vincent Esposito	President	June 11, 2008
Vincent Esposito

EXHIBIT INDEX

Exhibit	Description

(b)	Registrant’s Amended and Restated By-Laws, adopted by the Registrant’s Board of Directors as of December 12, 2007
(k)(12)	Amendment to Administration Agreement between the Registrant and Aberdeen Asset Management Inc., dated November 1, 2007
(k)(13)	Credit Agreement between the Registrant and the Bank of Nova Scotia, dated as of March 7, 2008
(k)(14)	Amendment to Credit Agreement between the Registrant and the Bank of Nova Scotia, dated as of October 22, 2008
(m)(1)	Form ADV, Non-Resident Investment Adviser Execution Page for Registrant’s Investment Adviser executed on April 8, 2008
(m)(2)	Form ADV, Non-Resident Investment Adviser Execution Page for Registrant’s Investment Manager executed on November 5, 2008
(r)(2)	Sarbanes-Oxley Code of Ethics for Registrant, dated December 9, 2004
(r)(3)	Code of Ethics for Investment Manager and Investment Adviser, as of January 1, 2008